As filed with the Securities and Exchange Commission on May 7, 2004.
                                                   Registration No. 333-________
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                         THE BLACK & DECKER CORPORATION
             (Exact name of registrant as specified in its charter)

            Maryland                                             52-0248090
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                               701 East Joppa Road
                             Towson, Maryland 21286
                    (Address of principal executive offices)

            The Black & Decker Corporation 2004 Restricted Stock Plan
                            (Full title of the plan)

                           Charles E. Fenton, Esquire
                    Senior Vice President and General Counsel
                         The Black & Decker Corporation
                               701 East Joppa Road
                             Towson, Maryland 21286
                                 (410) 716-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
                                   Copies to:
                         Christopher R. Johnson, Esquire
                            Miles & Stockbridge P.C.
                                 10 Light Street
                            Baltimore, Maryland 21202
                                 (410) 385-3532
                              (410) 385-3700 (fax)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

      Title of securities              Amount to be      Proposed maximum     Proposed maximum         Amount of
        to be registered                registered        offering price     aggregate offering     registration fee
                                                          per share (1)          price (1)
---------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.50 per         1,000,000           $57.825              $57,825,000            $7,400
share
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on the average of the high and low sales prices per share of the Common Stock on May 3, 2004.

--------------------------------------------------------------------------------
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed by The Black & Decker Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2004;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on April 15, 2004; and

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on January 29, 1985, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.
          -------------------------

     Not Applicable


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not Applicable


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in respect of certain other actions not applicable to the Corporation. The Registrant's Charter limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law.

     The Maryland General Corporation Law also authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the director or officer is adjudged to be liable to the corporation) in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Maryland General Corporation Law also provides that, unless limited by the corporation's charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. The Registrant's Charter does not limit the extent of this indemnity.

     The Bylaws of the Registrant permit indemnification of directors and officers to the fullest extent permitted by the Maryland General Corporation
Law, and the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.


Item 7.    Exemption from Registration Claimed.
           -----------------------------------

     Not Applicable


Item 8.    Exhibits.
           --------

Exhibit No.       Description of Exhibits
-----------       -----------------------

       4 The Black & Decker Corporation 2004 Restricted Stock Plan, included as Exhibit B to the Proxy Statement, dated March 16, 2004, for the 2004 Annual Meeting of Stockholders of the Registrant, is incorporated herein by reference.

       5          Opinion of Miles & Stockbridge P.C.

      23 Consent of Independent Auditors (the consent of counsel is included in Exhibit 5).

      24          Powers of Attorney.


Item 9.    Undertakings.
           ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Towson, State of Maryland, on May 6, 2004.


                                                  THE BLACK & DECKER CORPORATION

                                                  By:/s/ CHARLES E. FENTON
                                                     ---------------------------
                                                       Charles E. Fenton
                                                       Senior Vice President and
                                                       General Counsel


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                     Title                             Date
     ---------                     -----                             ----

Principal Executive
Officer

/s/ NOLAN D. ARCHIBALD             Chairman, President               May 6, 2004
-------------------------          and Chief Executive
    Nolan D. Archibald             Officer

Principal Financial
Officer

/s/ MICHAEL D. MANGAN              Senior Vice President             May 6, 2004
-------------------------          and Chief Financial
    Michael D. Mangan              Officer

Principal Accounting
Officer

/s/ CHRISTINA M. MCMULLEN          Vice President and                May 6, 2004
-------------------------          Controller
    Christina M. McMullen

     This  Registration   Statement  also  has  been  signed  by  the  following
Directors, who constitute a majority of the Board of Directors:

         Nolan D. Archibald*                         Kim B. Clark*
         Norman R. Augustine*                        Manuel A. Fernandez*
         Barbara L. Bowles*                          Benjamin H. Griswold, IV*
         M. Anthony Burns*                           Anthony Luiso*



*By:/s/ CHARLES E. FENTON                                            May 6, 2004
    ---------------------
        Charles E. Fenton
        Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibits
-----------       -----------------------

       4 The Black & Decker Corporation 2004 Restricted Stock Plan, included as Exhibit B to the Proxy Statement, dated March 16, 2004, for the 2004 Annual Meeting of Stockholders of the Registrant, is incorporated herein by reference.

       5          Opinion of Miles & Stockbridge P.C.

      23 Consent of Independent Auditors (the consent of counsel is included in Exhibit 5).

      24          Powers of Attorney.

                    [LETTERHEAD OF MILES & STOCKBRIDGE P.C.]





May 6, 2004



The Black & Decker Corporation
701 East Joppa Road
Towson, Maryland  21286

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 of 1,000,000 shares of Common Stock, par value $.50 per share, of The Black & Decker Corporation, a Maryland corporation (the "Corporation"), to be issued in connection with The Black & Decker Corporation 2004 Restricted Stock Plan (the "Plan"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion.

Based on the foregoing, we are of the opinion that the Plan has been duly and validly authorized and adopted by the Board of Directors of the Corporation, and that the Common Stock being registered under the Securities Act of 1933, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.


By:/s/CHRISTOPHER R. JOHNSON
   -------------------------
   Principal

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Black & Decker Corporation 2004 Restricted Stock Plan of our report dated February 6, 2004, with respect to the consolidated financial statements of The Black & Decker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.


                                                          /s/  ERNST & YOUNG LLP
                                                          ----------------------



Baltimore, Maryland
May 6, 2004

                                POWER OF ATTORNEY
                                -----------------


     We,  the  undersigned   Directors  and  Officers  of  The  Black  &  Decker
Corporation (the "Corporation"), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Registration Statement on Form S-8 to register 1,000,000 shares of the Corporation's Common Stock for The Black & Decker Corporation 2004 Restricted Stock Plan, and any and all amendments thereto.


/s/ NOLAN D. ARCHIBALD           Director, Chairman, President       May 6, 2004
----------------------------     and Chief Executive Officer
Nolan D. Archibald               (Principal Executive Officer)


/s/ NORMAN R. AUGUSTINE          Director                            May 6, 2004
----------------------------
Norman R. Augustine


/s/ BARBARA L. BOWLES            Director                            May 6, 2004
----------------------------
Barbara L. Bowles


/s/ M. ANTHONY BURNS             Director                            May 6, 2004
----------------------------
M. Anthony Burns


/s/ KIM B. CLARK                 Director                            May 6, 2004
----------------------------
Kim B. Clark


/s/ MANUEL A. FERNANDEZ          Director                            May 6, 2004
----------------------------
Manuel A. Fernandez


/s/ BENJAMIN H. GRISWOLD, IV     Director                            May 6, 2004
----------------------------
Benjamin H. Griswold, IV


/s/ ANTHONY LUISO                Director                            May 6, 2004
----------------------------
Anthony Luiso

/s/ MICHAEL D. MANGAN            Senior Vice President and           May 6, 2004
----------------------------     Chief Financial Officer
Michael D. Mangan                (Principal Financial Officer)


/s/ CHRISTINA M. MCMULLEN        Vice President and Controller       May 6, 2004
----------------------------     (Principal Accounting Officer)
Christina M. McMullen